Exhibit 99.1

SEE Reports Q2 2022 Results
Leading in Automation, Digital, and Sustainable Packaging Solutions

Net sales of $1.4 billion, up 7% as reported; up 11% constant currency
Net earnings of $114 million, up 5%
Adjusted EBITDA of $293 million, up 12%
EPS of $0.77, up 8%
Adjusted EPS of $1.01, up 28%
Cash flow from operations (year to date) of $213 million, up 7%
Accelerating growth investments - CapEx of $119 million, up 22%, in 2022
CHARLOTTE, N.C., August 2, 2022 – SEE (NYSE: SEE) today announced financial results for Q2 2022.
“We delivered strong second quarter earnings, overcoming sustained inflationary pressures, widespread supply chain challenges and unfavorable foreign currency impacts.
Our results are a testament to the resiliency of our people and the strength of our business as we continue our journey towards a world-class, digitally driven company automating sustainable packaging solutions.
Our SEE Operating Engine is performing. We have made significant progress on our strategy leading with Automation, Digital, and Sustainable Packaging Solutions," said Ted Doheny, SEE’s President and CEO.

Unless otherwise stated, all results compare second quarter 2022 to second quarter 2021 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported. Year-over-year comparisons are also made on an organic basis and constant dollar basis, which are non-U.S. GAAP measures. Organic refers to changes in unit volume and price performance and excludes acquisitions in the first year after closing, divestiture activity and the impact of currency translation. Constant dollar refers to changes in net sales and earnings, excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Business Segment Highlights
Second quarter net sales in Food were $806 million, an increase of 9% as reported. Currency fluctuations had an unfavorable impact of $29 million, or 4%. On a constant dollar basis, net sales increased $98 million, or 13%. Pricing actions had a favorable impact of 15%, with increases realized across all regions. Volumes decreased by 2%, primarily related to supply disruptions across all regions. Adjusted EBITDA of $168 million, or 20.8% of net sales, increased 6% from $158 million, or 21.5% of net sales. The increase in Adjusted EBITDA was primarily attributable to favorable price/cost spread, partially offset by higher operating costs including labor and non-material inflation.

Second quarter net sales in Protective were $612 million, an increase of 3% as reported. Currency fluctuations had an unfavorable impact of $23 million, or 4%, while the divestiture of Reflectix, Inc. had an unfavorable impact of $12 million, or 2%. On an organic basis, net sales increased $56 million, or 9%, with pricing actions having a favorable impact of 17%, partially offset by lower volumes of 8% that resulted from normalizing demand trends in the industrial and fulfillment markets and the impact from the COVID lockdowns in China. Adjusted EBITDA increased 18% to $126 million, or 20.6% of net sales, as compared to $107 million, or 18.1% of net sales. The increase in Adjusted EBITDA was primarily attributable to favorable price/cost spread, partially offset by lower volumes and higher operating costs including labor and non-material inflation.
Second Quarter 2022 U.S. GAAP Summary
Net sales of $1.4 billion increased 7% as reported, with the Americas increasing 13%, EMEA decreasing 4%, and APAC decreasing 3%.
Net earnings were $114 million, or $0.77 per diluted share, as compared to net earnings of $109 million, or $0.71 per diluted share. The current period results were impacted by pre-tax losses including a $16 million impairment of an equity investment and an $11 million loss on debt redemption.
Income tax expense was $43 million, resulting in an effective tax rate of 27.2% in second quarter 2022. This compares to an income tax expense of $46 million in the prior year, or an effective tax rate of 29.7%, which was unfavorably impacted by legislative changes to foreign statutes.
Second Quarter 2022 Non-U.S. GAAP Summary
Net sales increased $141 million, or 11%, on a constant dollar basis. Currency fluctuations had an unfavorable impact of $52 million, or 4%. Pricing actions had a favorable impact of $214 million, or 16%, while volumes decreased by $62 million, or 5%. Constant dollar net sales were higher across all regions, with the Americas increasing 13%, EMEA increasing 7%, and APAC increasing 5%.
Adjusted EBITDA was $293 million, or 20.7% of net sales, as compared to $263 million, or 19.8%. Currency fluctuations had an unfavorable impact of $7 million, or 3%, in second quarter 2022. The increase in Adjusted EBITDA margin was largely due to favorable price/cost spread, partially offset by lower volumes and higher operating costs including labor and non-material inflation.
The Adjusted Tax Rate was 24.7% in second quarter 2022, as compared to 25.6% in the prior year.
Adjusted earnings per diluted share increased to $1.01, from $0.79, primarily due to Adjusted EBITDA growth.
Cash Flow and Net Debt
Cash flow provided by operating activities in the first six months of 2022 was a source of $213 million, as compared to a source of $200 million during the prior year period.
Capital expenditures in the first six months of 2022 were $119 million, as compared to $97 million during the prior year period. Free Cash Flow, defined as net cash provided by operating activities less capital

2

expenditures, was a source of $94 million for the first six months of 2022, as compared to a source of $102 million during the prior year period.
During the first six months of 2022, the Company repurchased 3.9 million shares, valued at approximately $250 million (average of $64 per share), and paid cash dividends of $60 million.
Total debt was $3.7 billion as of June 30, 2022 and December 31, 2021. Net Debt, defined as total debt less cash and cash equivalents, was $3.4 billion as of June 30, 2022, as compared to $3.1 billion as of December 31, 2021. As of June 30, 2022, SEE had approximately $1.4 billion of available liquidity comprised of $281 million of cash and $1.13 billion of undrawn, committed credit facilities.
Updated 2022 Full Year Outlook
For the full year 2022, SEE continues to expect net sales in the range of $5.85 to $6.05 billion and Adjusted EBITDA in the range of $1.22 to $1.25 billion.
The Company continues to forecast full year Adjusted EPS to be in the range of $4.05 to $4.20, which is based on approximately 148 million shares outstanding and an Adjusted Tax Rate of approximately 26%.
The Company continues to expect full year Free Cash Flow in 2022 to be in the range of $510 to $550 million.
Conference Call Information
SEE will host a conference call and webcast on Tuesday, August 2, 2022 at 10:00 a.m. (ET) to discuss our Second Quarter 2022 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter.
About SEE
Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ brand smart packaging and digital printing.

SEE’s Operating Model, together with our industry-leading expertise in materials, engineering and technology, create value through more sustainable, automated, and digitally connected packaging solutions.

We are leading the packaging industry in creating a more environmentally, socially, and economically sustainable future and have pledged to design or advance 100% of our packaging materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040. Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and a caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.
SEE generated $5.5 billion in sales in 2021 and has approximately 16,500 employees who serve customers in 114 countries/territories. To learn more, visit sealedair.com.
Website Information
We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information

3

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form

4

8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Company Contacts

Investor Relations
Brian Sullivan
Brian.c.sullivan@sealedair.com
704.503.8841

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

5

The supplementary information included for 2022 in this press release on the current and subsequent pages is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2022	2021	2022	2021
Net sales	$1,418.0	$1,328.5	$2,835.6	$2,595.6
Cost of sales	979.7	927.8	1,920.3	1,793.8
Gross profit	438.3	400.7	915.3	801.8
Selling, general and administrative expenses	199.2	192.0	404.2	380.9
Amortization expense of intangible assets	8.9	9.7	18.3	19.4
Restructuring charges	3.5	2.1	4.0	2.1
Operating profit	226.7	196.9	488.8	399.4
Interest expense, net	(39.5)	(42.1)	(78.4)	(85.2)
Other (expense) income, net	(30.1)	(0.4)	(44.3)	0.6
Earnings before income tax provision	157.1	154.4	366.1	314.8
Income tax provision	42.7	45.8	102.1	100.4
Net earnings from continuing operations	114.4	108.6	264.0	214.4
(Loss) Gain on sale of discontinued operations, net of tax	(0.5)	(0.5)	(0.9)	3.8
Net earnings	$113.9	$108.1	$263.1	$218.2
Basic:
Continuing operations	$0.78	$0.71	$1.80	$1.40
Discontinued operations	—	—	(0.01)	0.03
Net earnings per common share - basic	$0.78	$0.71	$1.79	$1.43
Weighted average common shares outstanding - basic	146.0	151.4	146.8	152.8

Diluted:
Continuing operations	$0.77	$0.71	$1.78	$1.39
Discontinued operations	—	—	(0.01)	0.03
Net earnings per common share - diluted	$0.77	$0.71	$1.77	$1.42
Weighted average common shares outstanding - diluted	147.5	152.7	148.5	154.0

6

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$281.2	$561.0
Trade receivables, net	639.9	620.3
Income tax receivables	14.7	28.8
Other receivables	78.2	83.7
Inventories, net	932.7	725.7
Prepaid expenses and other current assets	64.4	50.1
Total current assets	2,011.1	2,069.6
Property and equipment, net	1,245.9	1,232.0
Goodwill	2,173.9	2,189.4
Identifiable intangible assets, net	147.1	152.6
Deferred taxes	126.1	138.4
Non-current assets held for sale	—	1.5
Operating lease right-of-use-assets	61.2	63.8
Other non-current assets	340.1	382.0
Total assets	$6,105.4	$6,229.3
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$1.8	$1.3
Current portion of long-term debt	8.9	487.2
Current portion of operating lease liabilities	21.3	21.2
Accounts payable	987.8	959.9
Accrued restructuring costs	9.9	10.2
Income tax payable	32.2	22.7
Other current liabilities	443.5	504.8
Total current liabilities	1,505.4	2,007.3
Long-term debt, less current portion	3,655.4	3,219.6
Long-term operating lease liabilities, less current portion	44.1	44.5
Deferred taxes	46.8	46.7
Non-current liabilities held for sale	—	0.9
Other non-current liabilities	654.0	661.6
Total liabilities	5,905.7	5,980.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	23.3	23.2
Additional paid-in capital	2,134.2	2,123.4
Retained earnings	2,993.6	2,790.7
Common stock in treasury	(3,989.1)	(3,754.7)
Accumulated other comprehensive loss, net of taxes	(962.3)	(933.9)
Total stockholders’ equity	199.7	248.7
Total liabilities and stockholders’ equity	$6,105.4	$6,229.3

7

Calculation of Net Debt
(Unaudited)

(In USD millions)	June 30, 2022	December 31, 2021
Short-term borrowings	$1.8	$1.3
Current portion of long-term debt	8.9	487.2
Long-term debt, less current portion	3,655.4	3,219.6
Total debt	3,666.1	3,708.1
Less: cash and cash equivalents	(281.2)	(561.0)
Non-U.S. GAAP Net Debt	$3,384.9	$3,147.1

8

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In USD millions)	2022	2021
Net earnings	$263.1	$218.2
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	186.7	139.5
Changes in operating assets and liabilities:
Trade receivables, net	(44.1)	(92.9)
Inventories, net	(223.7)	(144.8)
Accounts payable	51.1	130.5
Customer advance payments	(8.3)	4.9
Income tax receivable/payable	24.6	44.3
Other assets and liabilities	(36.5)	(100.2)
Net cash provided by operating activities	$212.9	$199.5
Cash flows from investing activities:
Capital expenditures	(118.9)	(97.1)
Proceeds related to sale of business and property and equipment, net	7.1	1.1
Business acquired in purchase transactions, net of cash acquired	(9.7)	(0.1)
Payments associated with debt, equity and equity method investments	(2.2)	(15.0)
Settlement of foreign currency forward contracts	1.5	8.0
Proceeds of corporate owned life insurance	—	7.7
Net cash used in investing activities	$(122.2)	$(95.4)
Cash flows from financing activities:
Net proceeds (payments) of short-term borrowings	0.7	(6.8)
Proceeds from long-term debt	422.8	1.3
Payments of long-term debt	(425.0)	(5.7)
Payments of debt modification/extinguishment costs	(14.7)	—
Dividends paid on common stock	(60.3)	(56.1)
Impact of tax withholding on share-based compensation	(24.9)	(14.0)
Repurchases of common stock	(250.2)	(299.5)
Principal payments related to financing leases	(5.7)	(5.1)
Net cash used in financing activities	$(357.3)	$(385.9)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(13.2)	$6.2
Cash and cash equivalents	561.0	548.7
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$561.0	$548.7
Net change during the period	$(279.8)	$(275.6)
Cash and cash equivalents	281.2	273.1
Restricted cash and cash equivalents	—	—
Balance, end of period	$281.2	$273.1

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$212.9	$199.5
Capital expenditures for property and equipment	(118.9)	(97.1)
Non-U.S. GAAP Free Cash Flow	$94.0	$102.4

9

	Six Months Ended June 30,
(In USD millions)	2022	2021
Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$84.4	$89.4
Income tax payments, net of cash refunds	$70.9	$35.3
Restructuring payments including associated costs	$15.4	$10.6
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$22.7	$28.0

(1)    2022 adjustments primarily consist of depreciation and amortization of $91 million, impairment of equity investment of $32 million, share-based compensation expense of $28 million, and profit sharing expense of $14 million. 2021 adjustments primarily consist of depreciation and amortization of $91 million, share-based compensation expense of $23 million and profit sharing expense of $12 million.

10

Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
U.S. GAAP net earnings and diluted EPS from continuing operations	$114.4	$0.77	$108.6	$0.71	$264.0	$1.78	$214.4	$1.39
Special Items(1)	34.3	0.23	12.6	0.08	52.9	0.36	28.6	0.19
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS(2)	$148.7	$1.01	$121.2	$0.79	$316.9	$2.13	$243.0	$1.58
Weighted average number of common shares outstanding - Diluted		147.5		152.7		148.5		154.0

(1)Special Items include items in the table below.
(2)Adjusted earnings per share for the three and six months ended June 30, 2022 does not sum due to rounding.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2022	2021	2022	2021
Special Items:
Restructuring charges	$3.5	$2.1	$4.0	$2.1
Other restructuring associated costs(i)	3.8	4.8	6.9	10.1
Foreign currency exchange loss due to highly inflationary economies	2.7	0.6	3.7	2.0
Loss on debt redemption and refinancing activities	10.5	—	11.2	—
Impairment of equity investment	16.1	—	31.6	—
Charges related to acquisition and divestiture activity	(0.2)	0.8	(1.1)	1.1
Other Special Items(ii)	4.0	0.1	—	0.9
Pre-tax impact of Special Items	40.4	8.4	56.3	16.2
Tax impact of Special Items and Tax Special Items	(6.1)	4.2	(3.4)	12.4
Net impact of Special Items	$34.3	$12.6	$52.9	$28.6
Weighted average number of common shares outstanding - Diluted	147.5	152.7	148.5	154.0
Loss per share impact from Special Items	$(0.23)	$(0.08)	$(0.36)	$(0.19)

(i)    Restructuring associated costs for the three and six months ended June 30, 2022 and three months ended June 20, 2021, primarily relate to fees paid to third-party consultants in support of the Reinvent SEE business transformation. Restructuring associated costs for the six months ended June 30, 2021 also includes a one-time, non-cash cumulative translation adjustment (CTA) loss recognized due to the restructuring of one of our legal entities.
(ii)    Other Special Items for the three and six months ended June 30, 2022 relate to fees paid for professional services, including legal fees, directly associated with Special Items of events that are considered one-time or infrequent in nature. For the six months ended June 30, 2022, the professional fees are offset primarily due to a one-time gain on the disposal of land in the UK.

11

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2022	2021	2022	2021
U.S. GAAP Earnings before income tax provision from continuing operations	$157.1	$154.4	$366.1	$314.8
Pre-tax impact of Special Items	40.4	8.4	56.3	16.2
Non-U.S. GAAP Adjusted Earnings before income tax provision	$197.5	$162.8	$422.4	$331.0

U.S. GAAP Income tax provision from continuing operations	$42.7	$45.8	$102.1	$100.4
Tax Special Items(1)	(3.1)	(6.4)	(9.8)	(15.5)
Tax impact of Special Items	9.2	2.2	13.2	3.1
Non-U.S. GAAP Adjusted Income tax provision	$48.8	$41.6	$105.5	$88.0

U.S. GAAP Effective income tax rate	27.2%	29.7%	27.9%	31.9%
Non-U.S. GAAP Adjusted income tax rate	24.7%	25.6%	25.0%	26.6%

(1)For the three months ended June 30, 2022, Tax Special Items reflect accruals for unresolved controversy whereas for the six months ended June 30, 2022, Tax Special Items reflect accruals for unresolved controversy and nonrecurring intercompany dividend distributions. For the three and six months ended June 30, 2021, Tax Special Items reflect legislative and administrative changes to enacted statues and accruals for unresolved controversy.

12

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2021 Net Sales	$736.7	55.5%	$591.8	44.5%	$1,328.5	100.0%

Price	114.1	15.5%	100.4	17.0%	214.5	16.1%
Volume(1)	(17.0)	(2.3)%	(44.9)	(7.6)%	(61.9)	(4.6)%
Total organic change (non-U.S. GAAP)(2)	97.1	13.2%	55.5	9.4%	152.6	11.5%
Acquisition (Divestiture)	1.2	0.1%	(12.5)	(2.1)%	(11.3)	(0.9)%
Total constant dollar change (non-U.S. GAAP)(2)	98.3	13.3%	43.0	7.3%	141.3	10.6%
Foreign currency translation	(29.2)	(3.9)%	(22.6)	(3.9)%	(51.8)	(3.9)%
Total change (U.S. GAAP)	69.1	9.4%	20.4	3.4%	89.5	6.7%

2022 Net Sales	$805.8	56.8%	$612.2	43.2%	$1,418.0	100.0%

	Six Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2021 Net Sales	$1,438.9	55.4%	$1,156.7	44.6%	$2,595.6	100.0%

Price	230.8	16.0%	187.3	16.2%	418.1	16.1%
Volume(1)	(6.3)	(0.4)%	(63.0)	(5.5)%	(69.3)	(2.7)%
Total organic change (non-U.S. GAAP)(2)	224.5	15.6%	124.3	10.7%	348.8	13.4%
Acquisition (Divestiture)	2.3	0.2%	(24.8)	(2.1)%	(22.5)	(0.8)%
Total constant dollar change (non-U.S. GAAP)(2)	226.8	15.8%	99.5	8.6%	326.3	12.6%
Foreign currency translation	(52.2)	(3.7)%	(34.1)	(2.9)%	(86.3)	(3.4)%
Total change (U.S. GAAP)	174.6	12.1%	65.4	5.7%	240.0	9.2%

2022 Net Sales	$1,613.5	56.9%	$1,222.1	43.1%	$2,835.6	100.0%

13

Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2021 Net Sales	$840.0	63.2%	$302.4	22.8%	$186.1	14.0%	$1,328.5	100.0%
Price	169.0	20.1%	35.9	11.9%	9.6	5.2%	214.5	16.1%
Volume(1)	(43.9)	(5.2)%	(17.5)	(5.8)%	(0.5)	(0.3)%	(61.9)	(4.6)%
Total organic change (non-U.S. GAAP)(2)	125.1	14.9%	18.4	6.1%	9.1	4.9%	152.6	11.5%
(Divestiture) Acquisition	(12.5)	(1.5)%	1.2	0.4%	—	—%	(11.3)	(0.9)%
Total constant dollar change (non-U.S. GAAP)(2)	112.6	13.4%	19.6	6.5%	9.1	4.9%	141.3	10.6%
Foreign currency translation	(4.5)	(0.5)%	(32.5)	(10.8)%	(14.8)	(8.0)%	(51.8)	(3.9)%
Total change (U.S. GAAP)	108.1	12.9%	(12.9)	(4.3)%	(5.7)	(3.1)%	89.5	6.7%

2022 Net Sales	$948.1	66.9%	$289.5	20.4%	$180.4	12.7%	$1,418.0	100.0%

	Six Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2021 Net Sales	$1,627.9	62.7%	$583.7	22.5%	$384.0	14.8%	$2,595.6	100.0%

Price	338.1	20.8%	64.1	11.0%	15.9	4.2%	418.1	16.1%
Volume(1)	(55.1)	(3.4)%	(14.7)	(2.5)%	0.5	0.1%	(69.3)	(2.7)%
Total organic change (non-U.S. GAAP)(2)	283.0	17.4%	49.4	8.5%	16.4	4.3%	348.8	13.4%
(Divestiture) Acquisition	(24.8)	(1.5)%	2.3	0.4%	—	—%	(22.5)	(0.8)%
Total constant dollar change (non-U.S. GAAP)(2)	258.2	15.9%	51.7	8.9%	16.4	4.3%	326.3	12.6%
Foreign currency translation	(7.8)	(0.5)%	(54.7)	(9.4)%	(23.8)	(6.2)%	(86.3)	(3.4)%
Total change (U.S. GAAP)	250.4	15.4%	(3.0)	(0.5)%	(7.4)	(1.9)%	240.0	9.2%

2022 Net Sales	$1,878.3	66.2%	$580.7	20.5%	$376.6	13.3%	$2,835.6	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-U.S. GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

14

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2022	2021	2022	2021
Adjusted EBITDA from continuing operations:
Food	$167.6	$158.1	$368.1	$315.0
Adjusted EBITDA Margin	20.8%	21.5%	22.8%	21.9%
Protective	126.3	107.3	253.7	217.2
Adjusted EBITDA Margin	20.6%	18.1%	20.8%	18.8%
Corporate	(0.5)	(2.3)	(1.4)	(0.9)
Non-U.S. GAAP Consolidated Adjusted EBITDA	$293.4	$263.1	$620.4	$531.3
Adjusted EBITDA Margin	20.7%	19.8%	21.9%	20.5%

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2022	2021	2022	2021
U.S. GAAP Net earnings from continuing operations	$114.4	$108.6	$264.0	$214.4
Interest expense, net	39.5	42.1	78.4	85.2
Income tax provision	42.7	45.8	102.1	100.4
Depreciation and amortization(1)	56.4	58.2	119.6	115.1
Special Items:
Restructuring charges	3.5	2.1	4.0	2.1
Other restructuring associated costs	3.8	4.8	6.9	10.1
Foreign currency exchange loss due to highly inflationary economies	2.7	0.6	3.7	2.0
Loss on debt redemption and refinancing activities	10.5	—	11.2	—
Impairment of equity investment	16.1	—	31.6	—
Charges related to acquisition and divestiture activity	(0.2)	0.8	(1.1)	1.1
Other Special Items	4.0	0.1	—	0.9
Pre-tax impact of Special items	40.4	8.4	56.3	16.2
Non-U.S. GAAP Consolidated Adjusted EBITDA	$293.4	$263.1	$620.4	$531.3

(1)Depreciation and amortization by segment are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2022	2021	2022	2021
Food	$32.8	$32.7	$69.3	$64.4
Protective	23.6	25.5	50.3	50.7
Consolidated depreciation and amortization(i)	$56.4	$58.2	$119.6	$115.1

(i) Includes share-based incentive compensation of $10.7 million and $28.6 million for the three and six months ended June 30, 2022, respectively, and $12.3 million and $23.8 million for the three and six months ended June 30, 2021, respectively.

15